Exhibit 99.2

Editorial Contact:	Investor Relations Contact:
Gwen Carlson	Scott Allen
Conexant Systems, Inc.	Conexant Systems, Inc.
(949) 483-7363	(949) 483-2698
CONEXANT ANNOUNCES POSTPONEMENT OF ANNUAL MEETING
     NEWPORT BEACH, Calif., Jan. 10, 2011 – Conexant Systems, Inc. (NASDAQ: CNXT) today announced that its 2011 Annual Meeting of Stockholders, which was originally scheduled to be held on January 20, 2011, has been postponed. The postponement was made in connection with the announcement today that Conexant entered into a definitive agreement to be acquired by Standard Microsystems Corporation (NASDAQ: SMSC). Information related to the rescheduled meeting will be provided at a later date.
About Conexant
     Conexant’s portfolio of innovative semiconductor solutions includes products for imaging, audio, embedded modem, and video surveillance applications. Conexant is a fabless semiconductor company headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com.
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Conexant is a registered trademark of Conexant Systems, Inc.